STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/19/1999
                                                             991151734 - 2016590

                            CERTIFICATE OF AMENDMENT

                                       OF

               CERTIFICATE OF INCORPORATION OF ACORN HOLDING CORP.



                  It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Acorn Holding Corp.

     2. The certificate of incorporation of the Corporation is hereby amended by the addition of the following to Article FOURTH:

         "The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of two (2) shares of Common Stock for each five (5) shares of Common Stock currently issued and outstanding. Such combination shall not change the stated capital of the Corporation nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the approval of the holders of a majority of the outstanding shares of capital stock entitled to vote at a special meeting of stockholders duly called and held for such purpose.


     IN WITNESS WHEREOF, we have signed this Certificate this 16th day of April, 1999.

                                      Stephen A. Ollendorff
                                      ------------------------------------
                                      Stephen A. Ollendorff,
                                      Chairman and Chief Executive Officer
Attest:

Marian E. Gustafson
------------------------
Marian E. Gustafson
Assistant Secretary